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[PVF CAPTIAL CORP. LOGO]                                       PVF CAPITAL CORP.
                                                               30000 Aurora Road
                                                                Solon, OH  44139

INFORMATION                                         FOR FURTHER INFORMATION CALL
                                                             Robert J. King, Jr.
FOR IMMEDIATE RELEASE                                               440.248.7171
                                                           robert.king@pvfsb.com
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                PVF CAPITAL CORP. COMMENTS ON ACCOUNTANTS' REPORT

SOLON, OH - OCTOBER 1, 2009 - As previously noted in the Annual Report on Form 10-K of PVF Capital Corp. (Nasdaq: PVFC) filed on September 28, 2009, the Company's audited financial statements included in the Form 10-K contained a going concern qualification from the Company's independent registered public accounting firm. This announcement is required by Nasdaq Marketplace Rule 5250(b)(2), which requires disclosure of receipt of an audit opinion containing a going concern qualification. This announcement does not represent any change or amendment to the Company's financial statements or to its Form 10-K for the fiscal year ended June 30, 2009.

PVF Capital Corp. is the holding company for Park View Federal Savings Bank, headquartered in Solon, Ohio, serving the Greater Cleveland area with 17 full-service branch offices. Additional information on the company may be found at www.myparkview.com.
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This press release contains statements that are forward-looking, as that term is defined by the Private Securities Litigation Act of 1995 or the Securities and Exchange Commission in its rules, regulations and releases. The Company intends that such forward-looking statements be subject to the safe harbors created thereby. All forward-looking statements are based on current expectation regarding important risk factors including, but not limited to, real estate values, the impact of interest rates on financing, the receipt of stockholder approval of the exchange and the risk factors set forth in Item 1A of the Company's Annual Report on Form 10-K for the year ended June 30, 2009. Accordingly, actual results may differ from those expressed in the forward-looking statements, and the making of such statements should not be regarded as a representation by the Company or any other person that results expressed therein will be achieved.

PVF Capital Corp.'s common stock trades on the NASDAQ Capital Market under the symbol PVFC.